                                                                      Exhibit 21

                           SUBSIDIARIES OF REGISTRANT

                                                                       Jurisdiction of
                                                                       Incorporation or
Name                                                                   Organization
----                                                                   ------------

Greater American Finance Group, Inc.                                   Delaware
The Berkshire Bank                                                     New York
East 39, LLC                                                           New York
Berkshire Agency, Inc.                                                 New York
Berkshire 1031 Exchange, LLC                                           New York
Berkshire Capital Trust I                                              Delaware
Berkshire Capital Trust II                                             Delaware

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